UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
May 24, 2023

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Broadway, Floor 12 New York, NY		10271 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

BARK, Inc. (the “Company”) has scheduled the Company’s annual meeting of stockholders (the “2023 Annual Meeting”) on Tuesday, August 15, 2023, commencing at 9:00 a.m. Pacific Time. A proxy statement with information regarding the venue, business and voting procedures for the 2023 Annual Meeting will be distributed to stockholders prior to such meeting.

Deadline for Rule 14a-8 Stockholder Proposals

Under the Securities and Exchange Commission’s proxy rules, the Company has set the deadline for submission of proposals to be included in the proxy materials for the 2023 Annual Meeting as June 3, 2023. Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the 2023 Annual Meeting, the proposal must be received by the Company’s Secretary at BARK, Inc., 120 Broadway, 12th Floor, New York, NY 10271 on or before June 3, 2023, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

In accordance with the Company’s bylaws, for director nominations or stockholder proposals to be brought before the upcoming annual meeting of stockholders, other than Rule 14a-8 proposals described above, written notice must be received by the Company’s Secretary at BARK, Inc., 120 Broadway, 12th Floor, New York, NY 10271 on or before June 3, 2023. Such notices must also comply with the requirements of the Company’s bylaws and other applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: General Counsel and Secretary
Date: May 24, 2023